Exhibit 99.1
OmniVision Reports First Quarter Fiscal 2006 Results
Strong Second Quarter Revenue Growth Projected
SUNNYVALE, Calif. – August 25, 2005 – OmniVision Technologies, Inc. (Nasdaq: OVTI), the world’s leading supplier of CMOS image sensors, today reported earnings of $14.4 million, or $0.24 per diluted share, on revenues of $96.0 million in the three months ended July 31, 2005. In the prior-year first quarter, the Company earned $19.9 million, or $0.32 per diluted share, on revenues of $98.8 million.
Gross profit for the first quarter of fiscal 2006 was $31.9 million, or 33.3 percent of revenues, compared to $39.7 million, or 40.2 percent of revenues, for the first quarter of fiscal 2005, and $37.1 million, or 36.1 percent of revenues, for the fourth quarter of fiscal 2005. First quarter fiscal 2006 gross margin was unfavorably impacted by the back-end yield issues that arose in the fourth quarter of fiscal 2005 and in the first quarter. Both of these matters are now substantially resolved but they will have a reduced impact on gross margins in the second quarter. Gross margin was also reduced as a result of the consolidation of Silicon Optronics Inc. (SOI) in Taiwan, even though SOI’s operating margins are comparable to OmniVision’s
“In spite of these gross margin issues, revenue and earnings in the quarter were well within our guidance,” said Shaw Hong, OmniVision’s president and chief executive officer.
“The fundamental financial strength of our business is demonstrated by the fact that we ended the quarter with cash and short-term investments totaling $312.0 million even after spending $17.2 million to repurchase 1,250,000 shares in the first phase of our planned $100 million share buy-back program.”
“The fundamental strength of our technology and our product portfolio is reflected in the fact that, as we anticipated in our year-end conference call in June, we expect revenues to grow strongly in the second quarter,” continued Hong. “We currently expect revenues of between $110 million and $120 million and earnings of between $0.28 and $0.33 per diluted share.”
Teleconference
At 1:30 p.m. PDT (4:30 p.m. EDT) today, August 25, 2005, the Company will hold a teleconference to discuss the financial results. To participate in the teleconference, please call (toll free) 877-869-7690 approximately 10 minutes prior to the start time. For international callers, the dial-in number is 706-758-0239. You may also listen live via the Internet at the Company’s web site, www.ovt.com, or at www.earnings.com.
These web sites will host an archive of the teleconference. Additionally, a playback of the call will be available for 48 hours beginning at 4:30 p.m. PDT on August 25. You may access the playback by calling 800-642-1687, or for international callers 706-645-9291, and providing Conference ID number 8744007.
About OmniVision
OmniVision Technologies, Inc. designs and markets high-performance semiconductor image sensors. Its OmniPixel™ and CameraChip™ products are highly integrated single-chip CMOS image sensors for mass-market consumer and commercial applications such as mobile phones, digital still cameras, security and surveillance systems, interactive video games, PCs and automotive imaging systems. Additional information is available at ww.ovt.com.
OmniVision, CameraChip, SmartSensor and OmniPixel are trademarks of OmniVision Technologies, Inc.
Safe-Harbor Statement
Certain statements in this press release, including statements relating to the Company’s expectations regarding revenue and earnings per share for the quarter ending October 31, 2005, are forward-looking statements as defined in the Private Securities Litigation Reform Act of 1995. These forward-looking statements are based on management’s current expectations, and as a result of certain risks and uncertainties actual results may differ materially from those projected. These risks and uncertainties include, without limitation, the following: the degree to which intense competition might affect the Company’s ability to compete successfully in current and emerging markets for image sensor products; risks associated with the Company’s ability to obtain design wins from camera, mobile phone and other image sensor device manufacturers, which could inhibit the Company’s ability to sustain and grow its business; risks associated with wafer manufacturing yields and other manufacturing processes, which could materially and adversely affect the Company’s revenue and earnings and its ability to satisfy customer demand; risks associated with the development of current and emerging markets for CMOS image sensor products, generally, and the Company’s products, specifically, which could result in lower revenue and earnings and adversely affect the Company’s business and prospects; risks associated with the Company’s ability to accurately forecast customer demand for its products, which could impair the Company’s ability to meet customer demand for its image sensor products and could also result in excess inventory; risks associated with the development, production, introduction and marketing of new products and technology which could adversely affect the Company’s ability to compete successfully in the CMOS image sensor market; the Company’s dependence upon a few key customers, the loss of one or more of which could materially and adversely affect the Company’s business and results of operations; the Company’s ability to maintain and strengthen its internal controls over financial reporting and maintain an adequate level of financial processes and controls; a decline in the average selling price of the Company’s products, which could result in a decline in the Company’s revenue and gross margins; and the other risks detailed from time to time in the Company’s Securities and Exchange Commission filings and reports, including, but not limited to, the Company’s most recent annual report filed on Form 10-K. The Company expressly disclaims any obligation to update information contained in any forward-looking statement.

Contact:
OmniVision Technologies, Inc.
Peter V. Leigh, CFO
408-542-3000
Silverman Heller Associates
Philip Bourdillon/Gene Heller
310-208-2550
(financial tables follow)

OMNIVISION TECHNOLOGIES, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(in thousands)
(unaudited)

	July 31,	April 30,
	2005	2005
ASSETS
Current assets:
Cash and cash equivalents	$193,560	$204,057
Short-term investments	118,395	90,658
Accounts receivable, net	54,586	59,740
Inventories	61,373	58,429
Refundable and deferred income taxes	5,346	5,402
Prepaid expenses and other assets	3,018	2,542

Total current assets	436,278	420,828

Property, plant and equipment, net	18,936	19,342
Long-term investments	6,830	6,814
Goodwill	4,892	4,892
Intangibles, net	25,083	26,414
Other non-current assets	2,260	1,543

Total assets	$494,279	$479,833

LIABILITIES, MINORITY INTEREST AND STOCKHOLDERS’ EQUITY

Current liabilities:
Accounts payable	$34,391	$26,081
Accrued expenses and other current liabilities	12,965	14,196
Accrued income taxes payable	35,849	32,313
Deferred income	9,615	5,483

Total current liabilities	92,820	78,073

Long-term liabilities:
Deferred tax liabilities	8,870	9,347

Total long-term liabilities	8,870	9,347

Total liabilities	101,690	87,420

Minority interest	2,858	2,315

Stockholders’ equity:
Common stock, $0.001 par value; 100,000 shares authorized; 57,918 issued and 56,668 outstanding at July 31, 2005 and 57,634 shares issued and outstanding at April 30, 2005, respectively	58	58
Additional paid-in capital	265,302	263,102
Accumulated other comprehensive income (loss)	185	(25)
Treasury stock, 1,250 shares at July 31, 2005 and zero shares at April 30, 2005	(17,159)	—
Retained earnings	141,345	126,963

Total stockholders’ equity	389,731	390,098

Total liabilities, minority interest and stockholders’ equity	$494,279	$479,833

OMNIVISION TECHNOLOGIES, INC.
CONDENSED CONSOLIDATED INCOME STATEMENTS
(in thousands, except per share amounts)
(unaudited)

	Three Months Ended
	July 31,
	2005	2004
Revenues	$95,994	$98,807
Cost of revenues	64,065	59,068

Gross profit	31,929	39,739

Operating expenses:
Research and development	8,477	5,164
Selling, general and administrative	6,776	7,122
Stock-based compensation	2	203

Total operating expenses	15,255	12,489

Income from operations	16,674	27,250
Interest income	1,959	660
Other income (loss), net	23	(338)

Income before income taxes and minority interest	18,656	27,572
Provision for income taxes	3,732	7,720
Minority interest	542	—

Net income	$14,382	$19,852

Net income per share:
Basic	$0.25	$0.35

Diluted	$0.24	$0.32

Shares used in computing net income per share:
Basic	57,178	56,315

Diluted	58,194	61,131

# # #